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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                            THE ALLSTATE CORPORATION
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             (Exact name of Registrant as specified in its charter)


               Delaware                                  36-3871531
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         (State of incorporation                        (I.R.S. Employer
             or organization)                           Identification No.)


2775 Sanders Road, Northbrook, Illinois                             60062
-----------------------------------------                   -------------------
(Address of principal executive offices)                          (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simulateneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                Title of each class            Name of each exchange on which
                to be so registered            each class is to be registered

 7 1/8% Senior Quarterly Interest            New York Stock Exchange
 Bonds due 2097

Securities to be registered pursuant to Section 12(g) of the Act:

                              None.



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                          The class of securities to be registered hereby is
the 7 1/8% Senior Quarterly Interest Bonds due 2097 (the "Bonds") of The Allstate Corporation. The Registration Statement on Form S-3 (Registration No. 333-10857) filed with the Securities and Exchange Commission (the "Commission") on August 27, 1996 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto filed with the Commission on September 30, 1996, which Registration Statement as so amended was declared effective by the Commission on October 1, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement") and the form of prospectus for the Bonds included therein (the "Prospectus") are incorporated by reference into this Registration Statement on Form 8-A. The Prospectus and the Prospectus Supplement describing the Bonds have been filed pursuant to Rule 424(b) under the Act and are incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.  EXHIBITS.

                 2.1 Form of The Allstate Corporation's 7 1/8% Senior Quarterly Interest Bonds due December 15, 2097 (incorporated herein by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K dated December 16, 1997).

                 2.2 Indenture relating to senior debt securities, dated December 16, 1997, between The Allstate Corporation and State Street Bank and Trust Company, as trustee (the "Indenture") (incorporated herein by reference to Exhibit
                                  4.2 of the Company's Current Report on Form
                                  8-K dated December 16, 1997).

                 2.3 First Supplemental Indenture to the Indenture, dated December 16, 1997, between The Allstate Corporation and State Street Bank and Trust Company, as trustee (incorporated herein by reference to Exhibit
                                  4.3 of the Company's Current Report on Form
                                  8-K dated December 16, 1997).


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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                                   THE ALLSTATE CORPORATION
                                                   ------------------------
                                                            (Registrant)


                                                   By:  /s/ Samuel H. Pilch
                                                      --------------------------
                                                   By:  Samuel H. Pilch
                                                   Its:   Controller




Dated:   December 19, 1997
















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